Exhibit 99.1

NEWS RELEASE		Cinergy Corp.
139 East Fourth Street
P.O. Box 960
Cincinnati, OH 45201-0960

News contact:	Steve Brash 513-287-2226 (w) 513-231-6895 (h)
Angeline Protogere 317-838-1338 (w) 317-298-3090 (h)

Investor contact:	Brad Arnett 513-287-3024
Website:	www.cinergy.com

FOR IMMEDIATE RELEASE – August 18, 2004

CINERGY ANNOUNCES SENIOR MANAGEMENT ROTATION

CINCINNATI – Cinergy Corp. (NYSE:CIN) announced today the rotation of several members of its senior management team, effective September 1, 2004.

Michael J. Cyrus, currently chief executive officer of the commercial business unit, will become chief executive officer of the regulated businesses unit.  Regulated businesses include the transmission and distribution of gas and electricity in Cinergy’s traditional service area in Ohio, Indiana and Kentucky under state regulation.

R. Foster Duncan, currently chief financial officer, will become chief executive officer of the commercial businesses unit.  The commercial businesses include the company’s wholesale electric, gas and coal marketing and trading, energy services, power generation and engineering.

James L. Turner, currently chief executive officer of the regulated businesses unit, will become chief financial officer.  In his new position, he will be responsible for the company’s financial operations, strategic planning, corporate development and investor relations.

Cyrus, Duncan and Turner remain executive vice presidents of Cinergy Corp.

“We continue to work on creating a sustainable future for our company and stakeholders,” said James E. Rogers, chairman, president and chief executive officer of Cinergy.  “With these moves, we are preparing for the future and helping to drive organizational changes coming from our CIN-10 continuous improvement project.

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“We are also facilitating further development of key members of the senior team.  I am confident that these members of the senior management team will do a great job in their new roles, and we look forward to other organizational changes that will flow from these moves.”

The CIN-10 initiative has targeted approximately $50 million in operations and maintenance expense reductions in 2005 and the adoption of new capital expenditure processes.  The CIN-10 process involves a company-wide effort to elicit employee ideas in improvements and growth opportunities.

Cinergy Corp. has a balanced, integrated portfolio consisting of two core businesses: regulated operations and commercial businesses. Cinergy’s regulated delivery operations in Ohio, Indiana, and Kentucky serve 1.5 million electric customers and about 500,000 gas customers. In addition, its Indiana regulated operations own 7,000 megawatts of generation.  Cinergy’s commercial business unit is a Midwest leader in low-cost generation owning 6,300 megawatts of capacity with a profitable balance of stable existing customer portfolios, new customer origination, marketing and trading, and industrial-site cogeneration.

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions.  These forward-looking statements are identified by terms and phrases such as “anticipate”, “believe”, “intend”, “estimate”, “expect”, “continue”, “should”, “could”, “may”, “plan”, “project”, “predict”, “will”, and similar expressions.  Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted.  Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to, unanticipated weather conditions; unscheduled generation outages; unusual maintenance or repairs; unanticipated changes in costs; environmental incidents, including costs of compliance with existing and future environmental requirements; electric transmission or gas pipeline system constraints; legislative and regulatory initiatives; additional competition in electric or gas markets and continued industry consolidation; financial or regulatory accounting principles; political, legal, and economic conditions and developments in the countries in which we have a presence; changing market conditions and other factors related to physical energy and financial trading activities; the performance of projects undertaken by our non-regulated businesses and the success of efforts to invest in and develop new opportunities; availability of, or cost of, capital; employee workforce factors; delays and other obstacles associated with mergers, acquisitions, and investments in joint ventures; and costs and effects of legal and administrative proceedings, settlements, investigations, and claims.  Please refer to the company’s SEC filings for additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements.  The Company undertakes no obligation to update the information contained herein.

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